FIRST AMENDMENT TO

AMENDED AND RESTATED PARTICIPATION AGREEMENT

First Amendment to the Amended and Restated Participation Agreement, dated April 16, 2010, (the “Agreement”), by and among AXA Equitable Life Insurance Company, Fidelity Distributors Corporation and Variable Insurance Products Funds, Variable Insurance Products Funds II, Variable Insurance Products Funds III, Variable Insurance Products Funds IV, Variable Insurance Products Funds V (collectively, the “Parties”).

Effective May 1, 2012 the Parties do hereby agree to amend the Agreement by:

1. Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A:

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this First Amendment as of the date set forth above.

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By:
Name:	Steven M. Joenk
Title:	Senior Vice President
Date:	3/20/2012

VARIABLE INSURANCE PRODUCTS FUND VARIABLE INSURANCE PRODUCTS FUND II VARIABLE INSURANCE PRODUCTS FUND III VARIABLE INSURANCE PRODUCTS FUND IV VARIABLE INSURANCE PRODUCTS FUND V		FIDELITY DISTRIBUTORS CORPORATION

By:		By:
Name:	Joseph F. Zambello	Name:	William F. Loehning
Title:	Deputy Treasurer	Title:	Executive Vice President
Date:	4/9/2012	Date:	3/28/12

SCHEDULE A

Separate Accounts and Associated Contracts

Name of Separate Account	Policy Form Numbers of Contracts Funded by Separate Account
AXA Equitable Separate Account A	All Contracts

AXA Equitable Separate Account FP	All Contracts

AXA Equitable Separate Account I	All Contracts

AXA Equitable Separate Account 45	All Contracts

AXA Equitable Separate Account 49	All Contracts

AXA Equitable Separate Account 65	All Contracts

AXA Equitable Separate Account 66	All Contracts

AXA Equitable Separate Account 70	All Contracts

AXA Equitable Separate Account 206	All Contracts

AXA Equitable Separate Account 301	All Contracts

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